SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): December 1, 1999

                            4FRONT TECHNOLOGIES, INC.
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               (Exact Name of Registrant as Specified in Charter)

         Delaware                       0-8345                   84-0675510
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(State or Other Jurisdiction          (Commission              (I.R.S. Employer
        of Incorporation)             File Number)           Identification No.)

6300 South Syracuse Way, Ste. 293,  Englewood, CO                        80111
(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, including area code: 303-721-7341
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Item 2.  Acquisition or Disposition of Assets.

     On December 1, 1999, pursuant to the terms of the Sale and Purchase Agreement, dated as of December 1, 1999, by and among 4Front Group UK Limited ("4Front UK"), 4Front Group plc ("4Front")and Blakedew 181 Limited("Blakedew"), 4Front completed its sale of it's subsidiary Hammer Distribution Limited ("Hammer") selling 100% of its shares of Hammer to Blakedew for a total cash consideration of L5,192,500 or approximately $8.4 million . A total of L4,650,000 ($7.5 million) was received upon completion with the remaining consideration to be paid in six equal installments of L90,333 commencing on May 31 2000 and ending October 31 2000. Hammer was 4Front's principal product distribution business.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial Statements of Disposed Business.

                  The financial statements required by this item are not included in this initial report on Form 8-K but will be filed by amendment not later than 60 days after the date that this initial report on Form 8-K must be filed.

         (b)      Pro Forma Financial Information.

                  The financial statements required by this item are not included in this initial report on Form 8-K but will be filed by amendment not later than 60 days after the date that this initial report on Form 8-K must be filed.

         (c)      Exhibits.

                  Exhibit 2.1 Sale and Purchase Agreement, dated as of December 1, 1999, by and among 4Front Group UK Limited, 4Front Group plc, and Blakedew 181 Limited.

                All other items of this report are inapplicable.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                                             4FRONT TECHNOLOGIES, INC.

                                             By:      /S/Stephen McDonnell

                                                         Stephen McDonnell
                                                         Chief Financial Officer

Dated: December 16, 1999


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